                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Dayton Hudson Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

          DAYTON HUDSON CORPORATION
  [LOGO]  777 Nicollet Mall
          Minneapolis, Minnesota 55402
          612/370-6948

                                                                  April 14, 1998

Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders of Dayton Hudson Corporation to be held in Minneapolis at The Children's Theatre on Wednesday, May 20, 1998, beginning at 9:30 a.m. Whether or not you plan to attend the meeting, I urge you to vote your proxy.

    On behalf of your Board of Directors and employees, thank you for your continued support of Dayton Hudson.

                                          Sincerely,

                                                [SIGNATURE]

                                          Robert J. Ulrich
                                          CHAIRMAN OF THE BOARD

          DAYTON HUDSON CORPORATION
  [LOGO]  777 Nicollet Mall
          Minneapolis, Minnesota 55402
          Telephone: (612) 370-6948

Notice of Annual Meeting
of Shareholders
May 20, 1998

--------------------------------------------------------------------------------

To Our Shareholders:

    The Annual Meeting of Shareholders of Dayton Hudson Corporation will be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 20, 1998, at 9:30 a.m., Central Daylight Time, for the following purposes:

    (1) To elect four directors for three-year terms.

    (2) To approve the appointment of Ernst & Young LLP as independent auditors.

    (3) To act upon any other business that may properly come before the meeting.

    Holders of record of Common Stock and Series B ESOP Convertible Preferred Stock at the close of business on March 27, 1998 will be entitled to vote at the meeting and any adjournment thereof.

    YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ARE A REGISTERED SHAREHOLDER, YOU MAY VOTE BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THE ENCLOSED ADMISSION TICKET. YOUR COOPERATION IN SIGNING AND RETURNING YOUR PROXY OR VOTING BY TELEPHONE PROMPTLY WILL HELP AVOID FURTHER SOLICITATION EXPENSE TO YOUR CORPORATION.

                                                       [SIGNATURE]

                                          James T. Hale
                                          SECRETARY

Approximate Date of Mailing of Proxy Material:
April 14, 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
GENERAL INFORMATION ABOUT THE MEETING, VOTING AND SHARE OWNERSHIP..........................................           1

  What is the purpose of the Annual Meeting?...............................................................           1
  How will the Corporation's stock split on April 30, 1998 affect the Annual Meeting?......................           1
  Who may vote?............................................................................................           1
  Who may attend the Annual Meeting?.......................................................................           2
  What constitutes a quorum?...............................................................................           2
  May I vote by proxy card or telephone?...................................................................           2
  May I vote confidentially?...............................................................................           2
  May I change my vote?....................................................................................           2
  How does the Board recommend I vote?.....................................................................           3
  How many votes are required to approve each item?........................................................           3
  How many shares do the Corporation's directors and officers own?.........................................           4
  Who are the largest owners of the Corporation's shares?..................................................           5

ITEM ONE--ELECTION OF DIRECTORS............................................................................           6

  Director Nominees........................................................................................           6
  General Information About the Board of Directors.........................................................           6
  Director Compensation....................................................................................          10
  Board Meetings During Fiscal 1997........................................................................          10
  Board Committees.........................................................................................          10
  Executive Compensation...................................................................................          12
    Summary Compensation Table.............................................................................          12
    Option Grants in Last Fiscal Year......................................................................          15
    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values......................          16
    Income Continuance Policy..............................................................................          16
    Amounts Paid Upon Termination..........................................................................          16
    Pension................................................................................................          17
  Report of Compensation Committee on Executive Compensation...............................................          18
    Performance Evaluations................................................................................          18
    Base Salary............................................................................................          19
    Short-Term Incentive Compensation......................................................................          19
    Long-Term Incentive Compensation.......................................................................          20
    Corporate Governance and Certain Tax Consequences of Plans.............................................          22
  Comparison of Five-Year Cumulative Total Shareholder Return..............................................          23
  Certain Transactions.....................................................................................          23

ITEM TWO--APPOINTMENT OF INDEPENDENT AUDITORS..............................................................          24

ADDITIONAL INFORMATION.....................................................................................          25
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................          25
  Commitment to Diversity..................................................................................          25
  General..................................................................................................          25
  Shareholder Proposals....................................................................................          25

                           DAYTON HUDSON CORPORATION
                               777 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

                            ------------------------

    The Board of Directors of Dayton Hudson Corporation (the "Corporation") solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 20, 1998, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof.

       GENERAL INFORMATION ABOUT THE MEETING, VOTING AND SHARE OWNERSHIP

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the Corporation's Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of four directors and appointment of the Corporation's independent auditors. In addition, the Corporation's management will report on the performance of the Corporation during fiscal 1997 and respond to questions from shareholders.

HOW WILL THE CORPORATION'S STOCK SPLIT ON APRIL 30, 1998 AFFECT THE ANNUAL
  MEETING?

    All of the references in this Proxy Statement to the Corporation's Common Stock, including per share data, reflect the two-for-one split of the Common Stock to be effected April 30, 1998. Pursuant to the stock split, each shareholder of record on April 10, 1998 will receive an additional share of Common Stock for each share held on that date. As a result, the stock split has doubled the numbers of shares and decreased by 50% the per share prices reported in this Proxy Statement.

    This stock split will not change the voting procedures for the Annual Meeting. Only shareholders of record on March 27, 1998 have a right to vote at the Annual Meeting. The stock split will occur after that date and, as a result, has no impact on who may vote or how many shares may be voted at the Annual Meeting.

WHO MAY VOTE?

    The Corporation has two classes of voting stock, Common Stock and Series B ESOP Convertible Preferred Stock (the "401(k) Preferred Shares"), which is stock issued by the Corporation to match employee contributions to the Corporation's 401(k) plan (the "DHC 401(k) Plan"). Only shareholders of record of Common Stock and 401(k) Preferred Shares at the close of business on the record date, March 27, 1998, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock and the 401(k) Preferred Shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of Common Stock had one vote and each 401(k) Preferred Share was convertible into 30 shares of Common Stock and had 30 votes on each matter to be voted upon. Common Stock and the 401(k) Preferred Shares vote as a single class, except as required by law.

WHO MAY ATTEND THE ANNUAL MEETING?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:00 a.m. The admission ticket attached to the enclosed proxy card is required for admission to the meeting. Cameras and recording devices are not permitted at the meeting.

    Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

    The presence at the meeting, in person or by proxy, of the holders of a majority of Common Stock and 401(k) Preferred Shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 438,740,638 shares of Common Stock and 357,392 401(k) Preferred Shares of the Corporation were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

MAY I VOTE BY PROXY CARD OR TELEPHONE?

    You may vote by completing and properly signing the enclosed proxy card and returning it to the Corporation in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders (those whose shares are owned in their name and not in "street name") may vote by telephone by following the instructions on the reverse side of the enclosed admission ticket.

MAY I VOTE CONFIDENTIALLY?

    Yes. The Corporation's policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card or ballot.

    If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote, or
(iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (the "SEC"). The independent election inspectors may at any time inform the Corporation whether or not a shareholder has voted.

MAY I CHANGE MY VOTE?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Corporation either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone, you may change your vote by calling the toll free number again and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DOES THE BOARD RECOMMEND I VOTE?

    Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

       FOR election of the director nominees (see pages 6-22) and

       FOR approval of the appointment of Ernst & Young LLP as the Corporation's independent auditors (see page 24).

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH ITEM?

        ELECTION OF DIRECTORS. The affirmative vote of a majority of the outstanding shares of Common Stock and the 401(k) Preferred Shares of the Corporation present and entitled to vote on the election of directors is required for the election to the Board of Directors of each of the four director nominees. For this purpose, a properly executed proxy marked "WITHHOLD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present and entitled to vote on the election of directors.

        OTHER ITEMS. For appointment of our independent auditors and any other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of Common Stock and the 401(k) Preferred Shares of the Corporation present and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

HOW MANY SHARES DO THE CORPORATION'S DIRECTORS AND OFFICERS OWN?

    Set forth below is information regarding equity securities of the Corporation owned beneficially on April 1, 1998 by all directors and nominees, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers of the Corporation as a group. None of the named individuals nor the group owned one percent or more of the total outstanding shares.

                                                                                  AGGREGATE NUMBER
NAME OF INDIVIDUAL                                                                   OF SHARES        ACQUIRABLE
OR NUMBER OF                                                         TITLE OF       BENEFICIALLY      WITHIN 60
PERSONS IN GROUP                                                      CLASS         OWNED(1)(2)       DAYS(1)(3)
------------------------------------------------------------------  ----------  --------------------  ----------
Livio D. DeSimone.................................................      Common           12,294(4)        12,482
Roger A. Enrico...................................................      Common           29,316           12,482
William W. George.................................................      Common           11,268           12,482
Michele J. Hooper.................................................      Common            7,052           12,482
James A. Johnson..................................................      Common            9,258            8,174
Richard M. Kovacevich.............................................      Common           18,830            4,646
Susan A. McLaughlin...............................................      Common            1,450                0
Anne M. Mulcahy...................................................      Common            1,850                0
Stephen W. Sanger.................................................      Common            2,940            8,174
Solomon D. Trujillo...............................................      Common            4,044           12,482
Robert J. Ulrich(5)...............................................      Common          337,350(7)       582,830
Kenneth B. Woodrow(5).............................................      Common           72,730(6)(7)    208,534
Gregg W. Steinhafel(5)............................................      Common           42,756(6)(7)    197,272
John E. Pellegrene(5).............................................      Common           32,906(6)(7)     76,190
Larry V. Gilpin(5)................................................      Common           41,862(6)(7)     85,658
All directors and executive officers of the Corporation as a group
  (24 persons)....................................................      Common          811,576(7)     1,948,794

------------------------

(1) Reflects the effect of the two-for-one split of the Corporation's Common Stock as described on page 1, which will be effected April 30, 1998.

(2) The persons listed have sole voting and investment power with respect to the shares listed except that Mr. DeSimone, Mr. Johnson and Ms. Mulcahy have (i) sole voting and sole investment power over 0 shares, 1,194 shares and 1,450 shares, respectively, and (ii) shared voting and investment power over 8,694 shares, 8,064 shares and 400 shares, respectively. Directors are deemed to have sole voting and investment power as to restricted stock they own.

(3) Includes shares that the named individuals may acquire on or before June 13, 1998 pursuant to options held by them under the Corporation's Long-Term Incentive Plan of 1981 ("LTIP") or 1995 Director Stock Option Plan.

(4) Includes 3,600 shares of Common Stock owned as of April 1, 1998 by certain of Mr. DeSimone's family members as to which shares he disclaims beneficial ownership.

(5) Executive officer.

(6) Includes shares of Common Stock owned by such person in the DHC 401(k) Plan as of January 31, 1998.

(7) Does not include ownership of 401(k) Preferred Shares. As of January 31, 1998, Messrs. Ulrich, Woodrow, Steinhafel, Pellegrene and Gilpin each owned 71, 72, 71, 78 and 71 401(k) Preferred Shares, respectively, and all directors and executive officers of the Corporation owned 841 401(k) Preferred Shares. Each 401(k) Preferred Share will be convertible into 60 shares of the Corporation's Common Stock after the stock split described on page 1, which will be effected on April 30, 1998.

WHO ARE THE LARGEST OWNERS OF THE CORPORATION'S SHARES?

    The table below sets forth certain information, as to each person or entity known to the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities:

                                                                  NUMBER OF SHARES
NAME AND ADDRESS                                       TITLE OF     BENEFICIALLY       PERCENT
OF BENEFICIAL OWNER                                     CLASS           OWNED          OF CLASS
----------------------------------------------------  ----------  -----------------  ------------
State Street Bank and Trust Company.................      Common     42,648,658(1)(3)       9.30%
225 Franklin Street
Boston, Massachusetts 02110

FMR Corp............................................      Common     31,954,706(2)(3)       7.31%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(1) State Street Bank and Trust Company ("State Street") reported its beneficial ownership as of December 31, 1997 on a Schedule 13G filed with the SEC. The filing indicates that State Street has sole voting power for 7,621,352 shares, shared voting power for 34,463,906 shares, sole dispositive power for 8,174,072 shares and shared dispositive power for 34,474,586 shares. These shares include the Common Stock equivalent of the 401(k) Preferred Shares that has been allocated to employee accounts in the DHC 401(k) Plan as well as the unallocated shares held in the DHC 401(k) Plan Trust, of which State Street is trustee.

(2) FMR Corp. ("FMR") reported its beneficial ownership as of December 31, 1997 on a Schedule 13G filed with the SEC. The filing indicates that FMR has sole voting power for 1,965,826 shares, shared voting power for 0 shares, sole dispositive power for 31,954,706 shares and shared dispositive power for 0 shares.

(3) Reflects the effect of the two-for-one split of the Corporation's Common Stock as described on page 1, which will be effected April 30, 1998.

                        ITEM ONE--ELECTION OF DIRECTORS

DIRECTOR NOMINEES

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class I directors for three-year terms expiring in 2001 and until their successors are elected. The four nominees are Michele J. Hooper, Susan A. McLaughlin, Anne M. Mulcahy and Stephen W. Sanger. All of the nominees are currently directors.

    The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to the Corporation will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Corporation's Restated Articles of Incorporation, as amended, provide that the business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than five nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of 11 members, four of whom are Class I directors whose terms expire at this Annual Meeting, four of whom are Class II directors whose terms expire at the 1999 Annual Meeting and three of whom are Class III directors whose terms expire at the 2000 Annual Meeting.

    Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors were elected to the Board of Directors by the shareholders, except for Mr. Sanger, Ms. Mulcahy and Ms. McLaughlin, who were elected by the Board of Directors. See page 4 for a table showing the number of shares of Common Stock of the Corporation beneficially owned by each director as of April 1, 1998.

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Livio D. DeSimone is Chairman of the Board and Chief Executive Officer   61       1987
        [PHOTO]         of 3M, a diversified manufacturer. Mr. DeSimone joined 3M in 1957 and held various international and domestic positions. He was elected Area
  LIVIO D. DESIMONE     Vice President, Latin America in 1975, Vice President in 1979 and
       Class II         Executive Vice President in 1981. He was elected Chairman and
 Term expires in 1999   Chief Executive Officer in 1991. Mr. DeSimone is a director of
                        Cargill, Incorporated, General Mills, Inc., 3M and Vulcan
                        Materials Company. He is also Vice Chairman of the
                        Executive Committee of the Board of Directors of the Corporation.
                        (1)(2)(5)(6)

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Roger A. Enrico is Chairman of the Board and Chief Executive Officer     53       1990
        [PHOTO]         of PepsiCo, Inc., a domestic and international beverage and food business. He joined PepsiCo in 1971. He was President and Chief
   ROGER A. ENRICO      Executive Officer of Pepsi-Cola USA from 1983 to 1986 when he became
       Class II         President and Chief Executive Officer of PepsiCo Worldwide Beverages.
 Term expires in 1999   He was Chairman and Chief Executive Officer of Frito-Lay from 1990 to
                        1992. In 1992, he was elected Chairman and Chief Executive Officer of
                        PepsiCo Worldwide Foods. In 1993, he was elected Vice Chairman of
                        PepsiCo, Inc. and in 1994, Chairman and Chief Executive Officer of
                        PepsiCo Worldwide Restaurants. In 1996, he was elected Chairman of the
                        Board and Chief Executive Officer of PepsiCo, Inc. He is a director of
                        A.H. Belo Corp., PepsiCo, Inc. and The Prudential Insurance Company of
                        America. (1)(3)(5)

                        William W. George is Chairman of the Board and Chief Executive Officer   55       1993
        [PHOTO]         of Medtronic, Inc., a therapeutic medical device company. He served in the United States Department of Defense from 1966 to 1968 and worked
  WILLIAM W. GEORGE     in the United States Department of the Navy from 1968 to 1969. From
       Class II         1969 to 1978, he worked for Litton Industries, Inc., serving as
 Term expires in 1999   President of Litton Microwave Cooking Products from 1973 to 1978. He was elected to various officer positions at Honeywell Inc. from 1978 to 1989, including President, Europe from 1980 to 1983, President,
                        Industrial Automation & Controls from 1987 to 1988 and President,
                        Space & Aviation Controls from 1988 to 1989. He was elected President and Chief Operating Officer of Medtronic in 1989, President and Chief
                        Executive Officer in 1991 and was elected Chairman of the Board and
                        Chief Executive Officer in 1996. He is a director of Imation Corp. and
                        Medtronic, Inc. (1)(2)(4)

                        Michele J. Hooper is Corporate Vice President and President,             46       1990
        [PHOTO]         International Businesses, Caremark International, Inc., a health care company. She joined Baxter Healthcare Corporation in 1976 and served
  MICHELE J. HOOPER     in various management positions before being named Vice President,
       Class I          Corporate Planning for Baxter International in 1984. In 1988, she was
   Nominee for term     elected President of Baxter Healthcare Corporation, Canada. From 1991
   expiring in 2001     to 1992 she was President, Alternate Site International, a unit of
                        Baxter Corporation. In 1992, she became President, International
                        Business Group, Caremark International, Inc. and in 1993, she became
                        Corporate Vice President, International Businesses, Caremark
                        International, Inc. She is a director of PPG Industries, Inc. and the
                        Seagrams Company Ltd. (1)(2)(5)(6)

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        James A. Johnson is Chairman of the Board and Chief Executive Officer    54       1996
        [PHOTO]         of Fannie Mae, a Congressionally chartered financial services company.
                        From 1977 to 1981 he was Executive Assistant to Vice President Walter
   JAMES A. JOHNSON     F. Mondale. From 1981 to 1985 he was President of Public Strategies, a
       Class II         strategic consulting firm and from 1985 to 1989 he was a managing
 Term expires in 1999   director of Lehman Bros. In 1990, he was elected Vice Chairman of
                        Fannie Mae. In 1991, he was elected Chairman and Chief Executive
                        Officer of Fannie Mae. He is a director of Fannie Mae, Kaufman & Broad
                        Home Corporation and United HealthCare Corporation. (1)(4)(5)

                        Richard M. Kovacevich is Chairman of the Board and Chief Executive       54       1996
        [PHOTO]         Officer of Norwest Corporation, a banking and financial services company. He was elected President and Chief Operating Officer in 1989,
RICHARD M. KOVACEVICH   President and Chief Executive Officer in 1993 and was elected to his
      Class III         current positions at Norwest Corporation in 1995. He is a director of
 Term expires in 2000   Northern States Power Company, Norwest Corporation, PETsMART, Inc. and
                        ReliaStar Financial Corp. (1)(2)(6)

                        Susan A. McLaughlin is President of Consumer Services, BellSouth         45       1997
        [PHOTO]         Telecommunications, Inc., a communications services company. From 1996 to February 1998, she was Vice President and Chief Operating Officer,
 SUSAN A. MCLAUGHLIN    Kodak Professional Division, Eastman Kodak Company, an imaging
       Class I          company. She joined Eastman Kodak in 1987 and held several other
   Nominee for term     management positions across the company's divisions including General
   expiring in 2001     Manager, U.S., Operations and Vice President Imaging and President and
                        General Manager, Kodak Imaging Services, Inc. (1)(4)

                        Anne M. Mulcahy is Vice President and Chief Staff Officer of Xerox       45       1997
        [PHOTO]         Corporation, a document management company. She joined Xerox in 1976 and held several sales and management positions in marketing until
   ANNE M. MULCAHY      1991, when she was named Vice President, Worldwide Marketing
       Class I          Operations Planning and Director, Corporate Human Services. From 1992
   Nominee for term     until 1995, she served as Vice President for Human Resources. Prior to
   expiring in 2001     being elected to her current positions in March 1997, she was Staff
                        Officer for Customer Operations. She serves on the Board of Trustees of Marymount College. (1)(5)

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Stephen W. Sanger is Chairman of the Board and Chief Executive Officer   51       1996
        [PHOTO]         of General Mills, Inc., a consumer food products company. He joined
                        General Mills in 1974 and held a series of positions in marketing and
  STEPHEN W. SANGER     management across the company's consumer food businesses. He served as
       Class I          President of the Big G Division, President of Yoplait USA and General
   Nominee for term     Manager of the New Business Development Division. In 1991, he was
   expiring in 2001     elected Executive Vice President. In 1992, he was elected Vice
                        Chairman. In 1993, he was elected President. In 1995, he was elected
                        Chairman of the Board and Chief Executive Officer. He is a director of
                        Donaldson Company, Inc. and General Mills, Inc. (1)(3)(5)(6)

                        Solomon D. Trujillo is President and Chief Executive Officer of U S      46       1994
        [PHOTO]         WEST Communications Group, Inc., a business of U S WEST that provides telecommunication services to customers in 14 Western and Midwestern
 SOLOMON D. TRUJILLO    states. He joined Mountain Bell in 1974 and held various management
      Class III         positions before being named Vice President and Chief Executive
 Term Expires in 2000   Officer of Mountain Bell New Mexico in 1984. He served as Vice
                        President and General Manager of the Small Business Services Market
                        Unit of U S WEST from 1987 until he was elected President and Chief
                        Executive Officer of U S WEST Marketing Resources Group in 1992. He
                        was elected President and Chief Executive Officer of U S WEST
                        Communications in 1995. He is a director of Bank of America. (1)(3)(4)

                        Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and   54       1993
        [PHOTO]         Chairman of the Executive Committee of the Corporation and Chairman
                        and Chief Executive Officer of Target, a division of the Corporation.
   ROBERT J. ULRICH     Mr. Ulrich began his retailing career as a merchandising trainee at
      Class III         Dayton's in 1967 and advanced through various management positions. In
 Term Expires in 2000   1981, Mr. Ulrich was named Executive Vice President of Dayton's and later that year was named President and Chief Executive Officer of
                        Diamond's, a former operating company of the Corporation. In 1984, Mr.
                        Ulrich was named President of the Department Store Division. Later that year he was named President of Target. He became Chairman and
                        Chief Executive Officer of Target in 1987. He was elected Chairman and
                        Chief Executive Officer of the Corporation in 1994. He is a director of Tricon Global Restaurants, Inc. (1)

------------------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Corporate Responsibility Committee.

(5) Member of the Finance Committee.

(6) Member of the Nominating Committee.

DIRECTOR COMPENSATION

    Directors who are not employees of the Corporation are paid an annual fee of $25,000, plus $1,000 for each directors' or committee meeting they attend. Directors may defer receipt of their fees. If they do, their fees are credited at rates based upon the return earned by various investment alternatives chosen by the director. Directors may also direct the Corporation to forward their fees to their broker to purchase Common Stock of the Corporation for their account at then current prices. The Corporation pays the brokerage fees for such purchases. Non-employee directors also receive $15,000 of restricted stock of the Corporation per year. Those shares are restricted until the director leaves the Board. The Vice Chairman of the Executive Committee receives an additional $10,000 of restricted stock of the Corporation each year. Non-employee directors receive options to purchase $100,000 of the Corporation's Common Stock on a set date in April at the market value of the Common Stock on that day. Non-employee directors also receive merchandise discounts of varying amounts at the stores of each of the Corporation's operating companies. Those discounts are the same as the discounts employees receive. Employee directors are not compensated separately for services as a director or committee member but receive their regular compensation as employees.

BOARD MEETINGS DURING FISCAL 1997

    The Board of Directors met six times during fiscal 1997. The Securities and Exchange Commission ("SEC") rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of such meetings.

BOARD COMMITTEES

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors consists of the Chairman of the Board of the Corporation and all the independent directors. The members of the Executive Committee are identified above. During the last fiscal year, the Executive Committee held three meetings. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of the Chief Executive Officer of the Corporation. The Executive Committee also reviews the Corporation's managerial capabilities and requirements.

NOMINATING COMMITTEE

    The Board of Directors has a Nominating Committee, consisting of the independent directors identified above. The Nominating Committee held two meetings during the last fiscal year. The Nominating Committee considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Board of Directors created the Nominating Committee so that the selection of directors would be made solely by independent directors.

    The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Secretary of the Corporation on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

COMPENSATION COMMITTEE

    The Board of Directors has a Compensation Committee, consisting of the independent directors identified above. The Compensation Committee held three meetings during the last fiscal year. The Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay-for-performance" compensation philosophy. The Compensation Committee reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation based on their performance. The Compensation Committee also determines awards and payouts under the Corporation's long-term incentive plan and makes certain determinations regarding short-term incentive compensation.

AUDIT COMMITTEE

    The Board of Directors has an Audit Committee, consisting of the independent directors identified above. The Audit Committee held three meetings during the last fiscal year. In designating the members of the Audit Committee, the Board specifically evaluates their independence of judgment according to guidelines published by the New York Stock Exchange. The Audit Committee, among other duties, reviews the overall audit scope, plans for internal and independent audits, the Corporation's internal controls, emerging accounting issues, officer and director expenses, audit fees and retirement plans. The Audit Committee met individually with the internal auditors and independent auditors, without management present, to discuss the results of their audits. The Audit Committee encourages the internal and independent auditors to communicate closely with the Audit Committee.

FINANCE COMMITTEE

    The Board of Directors has a Finance Committee, consisting of the independent directors identified above. The Finance Committee met two times during the last fiscal year. The duties of the Finance Committee include reviewing the financial policies, performance objectives and financing requirements of the Corporation.

CORPORATE RESPONSIBILITY COMMITTEE

    The Board of Directors has a Corporate Responsibility Committee, consisting of the independent directors identified above. The Corporate Responsibility Committee held two meetings during the last fiscal year. The duties of the Corporate Responsibility Committee include review and evaluation of the public affairs and community development programs of the Corporation. The Corporate Responsibility Committee also reviews and evaluates the community giving programs of the Corporation and the Dayton Hudson Foundation and annually recommends the charitable gift of the Corporation to the Foundation.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                   ----------------------------------------------
                                                                                AWARDS                   PAYOUTS
                                          ANNUAL COMPENSATION      ---------------------------------     --------
                                       -------------------------    RESTRICTED        SECURITIES           LTIP      ALL OTHER
                                                        BONUS         STOCK           UNDERLYING         PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   ($)(1)(2)    AWARDS($)(3)     OPTIONS(#)(4)         ($)(5)     ($)(6)(7)
------------------------------  -----  -------------  ----------   ------------   ------------------     --------  --------------
Robert J. Ulrich..............   1997      1,027,874   3,257,150            0            1,000,000(8)    1,503,635    440,697(9)
  Chairman and Chief             1996      1,027,874   3,169,685            0              321,072        453,234     355,023
  Executive Officer; Chairman    1995      1,009,125     423,365      251,918              990,396              0     199,278
  and Chief Executive Officer
  of Target

Kenneth B. Woodrow............   1997        613,983     942,117            0              101,176        375,909     220,839(10)
  President of Target            1996        579,600   1,723,072            0              287,126        113,369     155,459
                                 1995        568,929     137,284      124,838               43,014              0      91,069

Gregg W. Steinhafel...........   1997        594,073     825,168            0              101,176        244,398     180,814(11)
  Executive Vice                 1996        528,712   1,431,026            0              287,126         90,688     120,766
  President, Merchandising of    1995        476,426      92,793       93,464               32,262              0      62,999
  Target

John E. Pellegrene............   1997        495,893     599,008            0               57,814        225,647     131,668(12)
  Executive Vice                 1996        474,141   1,086,012            0              166,928         90,688      81,298
  President, Marketing of        1995        433,070     100,354      121,983               42,024              0      52,230
  Target

Larry V. Gilpin...............   1997        487,240     580,983            0               57,814        225,647     146,835(13)
  Executive Vice                 1996        465,400   1,075,457            0              166,928         90,688     176,288
  President, Team, Guest and     1995        424,370     140,000      121,983               42,024              0      56,836
  Community Relations of
  Target

------------------------

 (1) Significant amounts of salary and bonus for the five named executive officers were not actually received. Receipt of such amounts was deferred through December 31, 1996 in the Corporation's Deferred Compensation Plan ("Old Plan"). Under the Old Plan, participants elected to defer a minimum per year of $5,000 of their compensation and a maximum per year of 25% of base salary and 100% of incentive bonuses up to an aggregate total of $250,000, plus the amount of any previous deferral automatically paid out in the eighth year following its deferral. Payout from the Old Plan cannot be made until retirement, death or termination, except that each deferral is automatically paid out in the eighth year following its deferral. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts earn a return, a portion of which is categorized as reportable by the SEC proxy rules. Effective December 31, 1996, deferrals under the Old Plan were terminated except for deferrals in an amount equal to amounts automatically paid out eight years after their deferral. As of January 1, 1997, compensation may be deferred through the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan ("New Plan"). Under the New Plan, participants may elect to defer up to 80% of annual base salary and bonus. There is no automatic eighth year payout of deferred amounts and the crediting rate alternatives mirror the investment accounts available under the DHC 401(k) Plan. The New Plan is otherwise substantially similar to the Old Plan. Further information regarding reportable earnings under both plans is provided in the footnotes below.

 (2) The Corporation's executive officers and certain other members of management of the Corporation and its operating companies are eligible for incentive bonuses under the Corporation's Personal Score Plan and the PTOC and EVA components of its Executive Incentive Plan ("EIP"). The Corporation did not achieve the minimum performance criteria for fiscal 1995 and no bonuses were paid under the PTOC or EVA components of the EIP for that year. Information regarding the bonus plans is found in the Report of the Compensation Committee on Executive Compensation.

 (3) The Restricted Stock Awards column reflects rights to receive restricted stock of the Corporation under the LTIP. The restricted shares are not issued unless the executive remains employed by the Corporation for four years from the date of award and provides at least one year's notice prior to retiring from the Corporation. Upon expiration of the four-year period, the shares are issued and put into escrow and generally restricted until retirement. The holders of rights to receive restricted stock do not hold voting or dividend rights until after the shares are issued. Further information regarding restricted stock is included in the Report of the Compensation Committee on Executive Compensation. The number and value of restricted stock rights holdings at the end of the 1997 fiscal year (based on the closing price of $35.969 per share at the end of the fiscal year, as adjusted to reflect the stock split described on page 1, which will be effected April 30, 1998) are as follows:

                                                               NUMBER        VALUE
                                                            ------------  ------------
Robert J. Ulrich..........................................       61,674   $  2,218,352
Kenneth B. Woodrow........................................       19,044        684,993
Gregg W. Steinhafel.......................................       13,680        492,055
John E. Pellegrene........................................       15,384        553,347
Larry V. Gilpin...........................................       15,384        553,347

 (4) These options to purchase shares of the Corporation's Common Stock were awarded under the LTIP and have been adjusted to reflect the stock split described on page 1, which will be effected April 30, 1998. The Report of the Compensation Committee on Executive Compensation includes further information regarding stock options.

 (5) Amounts reflect earnouts of performance shares under the LTIP. Based on Target's competitive performance over the last four years, 82% of the performance shares granted to the named executives in 1993 and to be paid in 1997 were earned. Each of the named executives was a Target employee on the date the award was made. The Report of the Compensation Committee on Executive Compensation includes further information regarding performance shares.

 (6) The Corporation has an Excess Long-Term Disability Program for certain key executives, including those executive officers listed above. The program is integrated with the employee-paid broad-based group disability plan (non-taxable benefit of $82,000 maximum per individual per year). Taxable excess disability benefits are paid according to a schedule based on compensation with the objective of replacing total after-tax income of approximately 80% at a compensation level of $50,000 per year, decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the broad-based group disability plan. In the event of a qualifying disability, the actual cost to the Corporation would be the after-tax cost of the disability payments. No claims for benefits have ever been filed under the Excess Long-Term Disability Program. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarily.

 (7) The amounts reported include the following:

         - Matching contributions to the DHC 401(k) Plan, which all participating employees receive.

         - Amounts credited to the Old Plan and the New Plan for matching contributions that could not be made to the DHC 401(k) Plan because of limitations imposed by the Internal Revenue Code.

         - Amounts categorized by the SEC as reportable earnings on compensation deferred in current and previous years.

 (8) This award was made shortly after the end of the Corporation's 1997 fiscal year. The Report of the Compensation Committee contains further information regarding this award.

 (9) Includes

$   5,250  DHC 401(k) Plan matching contribution
$ 195,522  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$ 239,925  reportable earnings on deferred compensation

(10) Includes

$   6,118  DHC 401(k) Plan matching contribution
$ 104,558  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$ 110,163  reportable earnings on deferred compensation

(11) Includes

$   6,468  DHC 401(k) Plan matching contribution
$  90,919  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$  83,427  reportable earnings on deferred compensation

(12) Includes

$   6,351  DHC 401(k) Plan matching contribution
$  70,900  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$  54,417  reportable earnings on deferred compensation

(13) Includes

$   6,385  DHC 401(k) Plan matching contribution
$  72,830  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$  67,620  reportable earnings on deferred compensation

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE
                             ------------------------------------------------------------            AT ASSUMED ANNUAL
                                NUMBER OF       % OF TOTAL                                          RATES OF STOCK PRICE
                               SECURITIES         OPTIONS                                             APPRECIATION FOR
                               UNDERLYING       GRANTED TO     EXERCISE OR                             OPTION TERM(5)
                             OPTIONS GRANTED   EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------------------
NAME                            (#)(1)(2)       FISCAL YEAR     ($/SH)(2)        DATE            5%($)               10%($)
-------------------------    ---------------   -------------   ------------  ------------  -----------------   ------------------
Robert J. Ulrich.........       1,000,000(3)           27.8%       39.8750        3/6/08         25,077,173           63,550,481

Kenneth B. Woodrow.......         101,176(4)            2.8%       34.5938       1/14/08          2,201,167            5,578,189

Gregg W. Steinhafel......         101,176(4)            2.8%       34.5938       1/14/08          2,201,167            5,578,189

John E. Pellegrene.......          57,814(4)            1.6%       34.5938       1/14/08          1,257,791            3,187,489

Larry V. Gilpin..........          57,814(4)            1.6%       34.5938       1/14/08          1,257,791            3,187,489

All Shareholders.........                                                                       9.5 billion(6)      24.1 billion(6)

------------------------

 (1) Under the LTIP each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% on the first anniversary of the date of grant, with an additional 25% becoming exercisable on each of the next three anniversaries of the date of grant; except for Mr. Ulrich's option which may not be exercised until the fourth anniversary of the grant date when 100% of his option will become exercisable. The Report of the Compensation Committee on Executive Compensation includes additional information regarding the LTIP.

(2) Reflects the effect of the two-for-one split of the Corporation's Common Stock as described on page 1, which will be effected April 30, 1998.

(3) Granted March 6, 1998. This award is further described in the Report of the Compensation Committee on Executive Compensation.

(4) Granted January 14, 1998.

(5) SEC rules require the information set forth in the 5% and 10% columns. The actual gains, if any, on stock option exercises depend on the future stock price of the Corporation's Common Stock. Since there is no means of accurately predicting the future price of the Corporation's Common Stock, no determination can be made as to the value of a stock option at the time of the grant.

(6) Increase in value of shares held by all shareholders based upon 437,658,092 shares outstanding on January 14, 1998, at a price of $34.5937 per share, as adjusted to give effect to the two-for-one stock split of the Corporation's Common Stock as described on page 1.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT FISCAL YEAR END      AT FISCAL YEAR END
                                ACQUIRED ON    VALUE               (#)(1)                        ($)
                                 EXERCISE     REALIZED   --------------------------  ---------------------------
NAME                              (#)(1)        ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Robert J. Ulrich..............           0            0     540,396      1,364,520     12,663,424    31,238,940
Kenneth B. Woodrow............      58,920    1,615,312     169,348        403,244      3,794,089     6,423,323
Gregg W. Steinhafel...........           0            0     161,768        366,004      3,617,495     5,551,913
John E. Pellegrene............           0            0     114,096        206,010      2,587,519     3,110,911
Larry V. Gilpin...............      11,544      175,685      63,318        206,010      1,339,292     3,110,911

------------------------

(1) Reflects the effect of the two-for-one split of the Corporation's Common Stock as described on page 1, which will be effected April 30, 1998.

INCOME CONTINUANCE POLICY

    No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy and a Senior Management Group ("SMG") Income Continuance Policy for certain officers of the Corporation.

    Mr. Ulrich, together with others, are participants in the Income Continuance Policy. In 1988, the Income Continuance Policy was amended to exclude additional participants. Messrs. Woodrow, Steinhafel, Pellegrene and Gilpin were not participants under the Policy at the time it was amended. In the event a participant's employment is terminated by the Corporation, the participant's compensation (salary and bonus) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than three years, the continuation is for 18 months; over eight years, the continuation is for 24 months; and between three and eight years, an amount determined by a schedule (more than 18 months but less than 24 months).

    Participants under the SMG Income Continuance Policy are members of the Corporation's Senior Management Group who are not participants under the Income Continuance Policy. The policy is similar to the Income Continuance Policy, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Messrs. Woodrow, Steinhafel, Pellegrene and Gilpin participate in the SMG Income Continuance Policy.

    All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies include offset provisions for certain other compensation from the Corporation and may include non-disparagement and non-competition requirements. Both policies provide that the policies cannot be terminated or amended to reduce future benefits unless two years prior notice is given to the participants in the policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a Change in Control (as defined in the LTIP) will be paid the present value of payments owing under the policies immediately after termination.

AMOUNTS PAID UPON TERMINATION

    When an executive's employment with the Corporation terminates, the executive receives payments under the deferred compensation plan(s), the DHC 401(k) Plan and pension plans. The executive may also be entitled to exercise previously granted but still outstanding stock options and, in certain circumstances, receive previously granted but still outstanding performance shares and restricted stock under the LTIP. Further information regarding stock options, performance shares and restricted stock is provided in the Report of the Compensation Committee on Executive Compensation.

PENSION

    All executive officers and other employees of the Corporation and its subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are initially covered by the Corporation's pension plans. The following table shows the annual benefits under the Corporation's pension plans at age 65, on a life only basis, given the years of service and compensation levels set forth below:

                               PENSION PLAN TABLE

   AVERAGE      15 YEARS     20 YEARS      25 YEARS      30 YEARS      35 YEARS
COMPENSATION   OF SERVICE   OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
-------------  ----------  ------------  ------------  ------------  ------------
 $   100,000   $   16,050  $     21,400  $     26,750  $     28,000  $     29,250
     200,000       35,550        47,400        59,250        61,750        64,250
     300,000       55,050        73,400        91,750        95,500        99,250
     400,000       74,550        99,400       124,250       129,250       134,250
     500,000       94,050       125,400       156,750       163,000       169,250
   1,000,000      191,550       255,400       319,250       331,750       344,250
   2,000,000      386,550       515,400       644,250       669,250       694,250
   3,000,000      581,550       775,400       969,250     1,006,750     1,044,250
   4,000,000      776,550     1,035,400     1,294,250     1,344,250     1,394,250
   5,000,000      971,550     1,295,400     1,619,250     1,681,750     1,744,250

    Currently under the Employee Retirement Income Security Act, as amended ("ERISA"), the maximum annual amount that can be paid under the Qualified Pension Plans to any individual is $130,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. In addition, the Corporation has supplemental plans that use the same formula the Qualified Pension Plans use to pay benefits on compensation that is excluded from the Qualified Pension Plans formula by ERISA. The years of present credited service for benefit purposes of the Corporation's executive officers named in the Summary Compensation Table are as follows: Messrs. Ulrich, 30 years; Woodrow, 28 years; Steinhafel, 18 years; Pellegrene, 28 years; and Gilpin, 20 years. Average Compensation is the average cash remuneration, including deferred compensation, for the highest five calendar years of credited service in the last ten years. The compensation reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension will be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The actual amounts payable from the qualified pension trust are not subject to any deductions for Social Security benefits or other offset amounts. All executive officers who are members of the Senior Management Group participate in a program whereby such person's surviving spouse will receive the equivalent of a joint and 100% surviving spouse option with no reduction from the life only pension amount, payable to the officer's spouse for as long as he or she lives. Normally the life only amount would be reduced by approximately 20% for this option. The percentage reduction depends on age differentials. The Corporation also has a supplemental plan that treats certain of its Senior Management Group as being five years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement. All excess and supplemental plans pay the lump sum present value of their respective benefits in the year following retirement. The pension table reflects amounts payable under all pension plans, whether qualified or non-qualified.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Corporation has a pay-for-performance compensation philosophy for its management employees, including its executive officers. The total compensation plan for executive officers of the Corporation includes base salary and the opportunity for an annual incentive bonus, long-term incentive compensation and benefits.

    The Compensation Committee is responsible for developing and administering the total compensation plan for executive officers of the Corporation. In addition, the Compensation Committee reviews compensation levels of executive officers who are members of the Corporate Operating Committee (the "COC Officers") and evaluates the performance of senior management. Individual written performance appraisals are given annually to each executive officer, including the Chief Executive Officer ("CEO").

    Pursuant to the Corporation's pay-for-performance philosophy, the compensation policies established by the Compensation Committee provide that a significant portion of the annual compensation of each executive officer is contingent upon the financial performance of the Corporation or relevant operating company (Target, Mervyn's or the Department Store Division), as well as the individual performance of the executive officer.

Performance Evaluations

    Mr. Ulrich is separately evaluated in his roles as Chairman of the Board and as Chief Executive Officer. The Compensation Committee, together with all other independent directors, established the performance criteria used to evaluate Mr. Ulrich's fiscal 1997 performance as Chairman and as CEO. The factors used to evaluate Mr. Ulrich's performance as CEO included operating company performance, control of the business, management succession planning, strategic planning, business development, organizational development and formulation and delivery of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on his ability to chair effective meetings of the Board of Directors and the Executive Committee, keep the Board fully informed of the condition of the Corporation, develop sound corporate governance policies and work with the directors to effectively use their talents to the best strategic advantage of the Corporation.

    The Compensation Committee prepares an annual written evaluation of Mr. Ulrich's performance and determines his performance score. The written evaluation was reviewed with Mr. Ulrich and constituted 33 1/3% of the weighting for his fiscal 1997 incentive bonus compensation. The remaining 66 2/3% of Mr. Ulrich's incentive bonus compensation was based on the Corporation's financial performance as further described under Short-Term Incentive Compensation. In addition, Mr. Ulrich's performance was discussed with him in a meeting with all of the independent directors.

    All other executive officers of the Corporation received performance appraisals based on prescribed objectives such as succession planning and strategy execution, key job responsibilities and financial performance. The fiscal 1997 Personal Scores and Personal Score Plan bonuses of the executive officers were approved by the Compensation Committee.

    As part of the performance evaluation process, each executive is assigned a Personal Score which is applied to the Corporation's Personal Score Plan for purposes of determining a bonus amount. For purposes of the Personal Score Plan, the Compensation Committee adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and Personal Score. The bonus amount for each participant under the Personal Score Plan is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for Mr. Ulrich, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the Personal Score Plan.

Base Salary

    The Compensation Committee approved Mr. Ulrich's current base salary in April 1994. When the Compensation Committee considered Mr. Ulrich's base salary, it reviewed two established annual third-party retail compensation surveys covering approximately 90 retailers throughout the United States (the "Competitive Surveys"). Many, but not all, of the companies included in the Peer Group Index in the stock performance graph are included in the Competitive Surveys. The Compensation Committee has since received regularly updated information on CEO base salaries and other compensation from third-party compensation studies. The Compensation Committee has maintained Mr. Ulrich's base salary rate at the April 1994 level (with minor adjustments) and put greater emphasis on performance based pay in the form of short-term and long-term incentive plans.

    Base salaries of the other executive officers of the Corporation are based on competitive practices, and are at approximately the 60th percentile of base salary when compared with domestic, non-food retailers, adjusted for the size of the companies. The Competitive Surveys are used to determine base salaries. Executive officers receive a higher base salary than the industry median because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's Personal Score, the executive's position in the salary range and the Corporation's performance. Merit increase guidelines are established each year based on the performance of the relevant operating company or the Corporation and current economic and market conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is affected by the executive's position in the salary range for his or her grade; that is, the lower the placement in the range the greater the percentage increase.

Short-Term Incentive Compensation

    In addition to the Personal Score Plan, for fiscal 1997 the Corporation had a financial performance based short-term incentive plan (referred to generally as "EIP" or "Executive Incentive Plan") that consisted of two parts: PTOC (pre-tax operating contribution) and EVA (economic value added). Under the EIP, executive officers of the Corporation and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 1997.

    PTOC. PTOC measures an operating company's or the Corporation's performance against annually pre-determined PTOC goals to determine bonus amounts. The outside directors set PTOC goals when establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use with the PTOC part of EIP and determines what level of bonuses will be paid if PTOC performance falls within the PTOC bonus range.

    PTOC is the same as pre-tax segment profit which is first-in-first-out earnings from operations before the impact of securitizing accounts receivable, interest, corporate and other expenses and unusual items.

    The PTOC Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and PTOC Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for Mr. Ulrich whose base salary is used), and then multiplying that result by the participant's percentage of participation in the PTOC part of EIP. In order to receive a bonus under the PTOC part of EIP, a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    EVA. The EVA part of EIP measures an operating company's or the Corporation's performance against annually pre-determined EVA goals to determine bonus amounts. The outside directors set EVA goals in conjunction with establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the EVA goals to establish the EVA bonus range for use in conjunction with the EVA part of the EIP and determines what level of bonuses will be paid if EVA performance falls within the EVA bonus range.

    EVA is PTOC after taxes less a Capital Charge. The "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by that business operation.

    The EVA Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of EVA performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and EVA Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of a participant's job grade level (except for Mr. Ulrich whose base salary is used), and then multiplying that result by the participant's percentage of participation in the EVA part of EIP. In order to receive a bonus under the EVA part of EIP a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    The maximum bonus payable to an officer covered by the limitations set forth in Section 162(m) of the Internal Revenue Code under the EIP (PTOC and EVA combined) together with the Personal Score Plan is 400% of that person's salary set forth in the Proxy Statement for the year during which the bonus was earned. If the covered officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. However, for purposes of calculating the maximum bonus payable to any covered officer, the salary of the participant may not exceed 200% of the fiscal 1996 salary of the CEO as reported in the Summary Compensation Table in the Corporation's Proxy Statement dated April 14, 1997. The aggregate of all bonuses payable to any other executive under any combination of the EIP and the Personal Score Plan may not exceed 400% of his or her base salary.

    Mr. Ulrich's bonus for fiscal 1997 was based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation) and 33 1/3% EIP-EVA (Corporation). Mr. Woodrow's, Mr. Pellegrene's and Mr. Gilpin's bonuses were based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation and Target) and 33 1/3% EIP-EVA (Corporation and Target). Mr. Steinhafel's bonus was based on 33 1/3% Personal Score Plan,
33 1/3% EIP-PTOC (Target) and 33 1/3% EIP-EVA (Target). For fiscal 1997, financial performance thresholds were exceeded at Target, Mervyn's, the Department Store Division and the Corporation and bonuses were paid to employees of those units based on Personal Score, EIP-PTOC and EIP-EVA.

Long-Term Incentive Compensation

    The Compensation Committee determines the amount of options, performance shares and restricted stock awarded annually under the Long-Term Incentive Plan of 1981. The Compensation Committee reviews data from third-party compensation studies and sets the grants at approximately the median of competitive companies of similar size. The Compensation Committee, using judgment and data from the third party compensation studies, determines the grant size for the CEO and other executive officers. The Compensation Committee then approves separate long-term incentive pools for each operating company and corporate staff. The size of the pool varies with the Corporation's or relevant operating company's performance. However, the precise size of each pool is based on the subjective judgment of the Compensation Committee. The Compensation Committee has also authorized the CEO to grant stock options from a defined pool to employees who are not subject to the short-swing trading rules under Section 16(b) of the Securities Exchange Act of 1934. The Compensation Committee determined in 1997 that all pools would consist entirely of non-qualified stock options. Individual awards from the pool are based on the individual's responsibilities, performance, future potential and previous grants. Awards in any year to any person covered by the limitations in Section 162(m) of the Internal Revenue Code may not include more than 2,000,000 shares in the aggregate, subject to certain anti-dilution adjustments.

PERFORMANCE SHARES

    The performance shares provide for the potential of earning awards of Corporation Common Stock during a cycle of four fiscal years based upon the Corporation's or relevant operating company's performance, measured by defined criteria. For the presently outstanding grants, the criteria used were the same as those used for the short-term incentive plan in the years that the grants were made. As with short-term incentive compensation, a threshold level of performance is required before any payout occurs. A matrix is used to determine the actual payout amount. Target's financial performance during the performance cycle of four fiscal years beginning in 1993 surpassed the performance share threshold for its 1993 grant and a payout was made in 1997. All 1993 performance share grants made to Mervyn's, Department Store Division and Corporation executives were forfeited because those operating companies failed to achieve their performance share goals.

    As performance share grants are earned, the Common Stock to be issued is put into escrow and restricted until retirement. Any participant who terminates employment prior to early retirement (age 55 and five years of service) and fails to meet certain requirements forfeits all the Common Stock held in escrow. If the executive terminates employment after age 55, and provides the Corporation with one year's notice of retirement, 100% of the Common Stock is released to the executive. In such cases, if the executive fails to give one year's notice, the shares are forfeited unless the Board committee administering the LTIP approves the release of all or part of the shares. If the executive is terminated, qualifies for early retirement under the Corporation's pension plans and receives payments under the Corporation's Income Continuance Policies ("ICP"), 100% of the Common Stock is paid to the executive. If the executive terminates other than for early retirement and receives an ICP (but is not part of a reduction in force), 50% of the Common Stock is released to the executive. If the executive does not receive an ICP the executive forfeits all the shares. If at any time the executive's termination is a result of death, total and permanent disability, reduction in force or change of control, 100% of the Common Stock is released to the executive. Recipients hold voting and dividend rights for all shares held in escrow during the restriction period; however, they may not sell or assign the shares. The Corporation did not make any performance share grants in fiscal 1997.

RESTRICTED STOCK

    The terms of the restricted stock require the executive to remain an employee of the Corporation for four years from the date of grant. Upon expiration of the four-year period, the shares are then issued, put into escrow and restricted until retirement. The escrow release events are the same as described above for performance shares. After the shares are issued and put into escrow, holders of restricted stock hold voting and dividend rights during the restriction period; however, they may not sell or assign the shares. The Corporation did not make any restricted stock grants in fiscal 1997.

STOCK OPTIONS

    During 1997, the Compensation Committee made stock option grants to the executive officers of the Corporation. These grants were based on the individual's responsibilities, performance, future potential and previous grants. Each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% after the first year, with an additional 25% after each of the next three years. In March 1998, the Compensation Committee granted a stock option to Mr. Ulrich as further described below.

Corporate Governance and Certain Tax Consequences of Plans

    As part of its corporate governance responsibilities, the Compensation Committee, together with all the other outside directors, has established certain measures of performance for COC Officers, including the CEO, that it believes are critical to the overall performance of the Corporation. Those measures of performance, which include key employee retention, succession planning and strategic planning, are vital to the long-term performance of the Corporation.

    This Proxy Statement reflects a stock option awarded to Mr. Ulrich on March 6, 1998 that is intended to address important corporate governance objectives. The award is consistent with the Compensation Committee's commitment to reward Mr. Ulrich for superior performance, to retain his services for the long-term benefit of the Corporation and its shareholders, and to create incentive for continuing excellent results. The award provides Mr. Ulrich a level of performance-based compensation that is competitive with the level provided to executives in similar roles who have achieved similar levels of corporate performance, including CEOs of certain companies included in the Peer Group Index in the shareholder return information on page 23. Mr. Ulrich's stock option is not exercisable until March 6, 2002, when it becomes exercisable in full. The Compensation Committee made this award with the current expectation that it covers all option shares to be granted to Mr. Ulrich over a three-year period.

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code") prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for the CEO and the other officers named in the Summary Compensation Table relating to the period during which the compensation is earned (the "Covered Officers"), unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders (the "Section 162(m) Cap"). A significant part of the Corporation's executive compensation, including Mr. Ulrich's option award, will meet the Code requirements for deductibility under the Section 162(m) rules. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Code. The Compensation Committee and the other outside directors strongly believe that the benefit of their ability to evaluate the performance of COC Officers, including the CEO, on vital subjective performance measures outweighs the cost of the Code's limitation on such deductibility.

    No member of the Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries.

                             COMPENSATION COMMITTEE

                           Roger A. Enrico, Chairman
                               Stephen W. Sanger
                              Solomon D. Trujillo

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS
            DAYTON HUDSON CORPORATION    S&P 500 INDEX   PEER GROUP INDEX
1993                           $100.00          $100.00            $100.00
1994                             86.47           112.88              96.90
1995                             92.19           113.48              83.28
1996                            102.18           157.35              93.72
1997                            158.31           198.80             111.84
1998                            306.53            252.3             168.80

                         FISCAL YEARS ENDING JANUARY 31


                                              1993        1994       1995       1996       1997       1998
Dayton Hudson Corporation                         100       86.47      92.19     102.18     158.31     306.53
S&P 500 Index                                     100      112.88     113.48     157.35     198.80     252.30
Peer Group Index                                  100       96.90      83.28      93.72     111.84     168.80

    The graph above compares the cumulative total shareholder return on the Common Stock of the Corporation for the last five fiscal years with cumulative total return on the S&P 500 Index and an index composed of the Corporation's peer group companies (the "Peer Group Index") over the same period. The Peer Group Index consists of the following companies: the Corporation, Dillard Department Stores, Federated Department Stores, Gap Inc., Kmart Corp., Kohl's Corp., Limited Inc., May Department Stores Co., Nordstrom Inc., J.C. Penney Co., Sears Roebuck & Co., TJX Companies Inc. and Wal-Mart Stores. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the Peer Group Index on January 31, 1993, and reinvestment of all dividends.

CERTAIN TRANSACTIONS

    The Corporation and operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are officers. The Corporation does not consider the amounts involved in such transactions material in relation to its business and believes that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the non-employee directors involved.

                 ITEM TWO--APPOINTMENT OF INDEPENDENT AUDITORS

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Corporation and its subsidiaries for the fiscal year ending January 30, 1999. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931.

    A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the Corporation's Common Stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year. Based solely on review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended January 31, 1998, all Section 16(a) filing requirements were met except as follows: retired officer Edwin Wingate filed one late Form 4 showing a sale of shares and Anne Mulcahy filed an amended Form 3 to correctly reflect her ownership of the Corporation's Common Stock.

COMMITMENT TO DIVERSITY

    The Corporation believes that attracting and retaining an employee population reflecting the diversity of the customers and communities it serves is an important goal and will provide a competitive advantage. The Corporation is an equal opportunity employer and communicates to its employees information regarding equal employment opportunities. The Corporation also encourages the use of minority and women-owned contractors and service providers and it supports the efforts of its employees, suppliers and vendors to adhere to these principles of corporate responsibility.

    The Corporation provides detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding the Corporation's diversity programs and its diverse employee population are available upon request from the Corporation's Secretary.

    For the benefit of hearing impaired persons, a sign language interpreter will be present at the Corporation's 1998 Annual Meeting.

GENERAL

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to the Corporation will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

    Expenses in connection with the solicitation of proxies will be paid by the Corporation. Proxies are being solicited principally by mail and by telephone. Georgeson & Company, Inc. has been retained by the Corporation to act as a proxy solicitor for a fee estimated not to exceed $20,000, plus reimbursement of out-of-pocket expenses. In addition, directors, officers and regular employees of the Corporation may solicit proxies personally, by telephone, by fax or by special letter. The Corporation may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

    The Annual Report of the Corporation for the fiscal year ended January 31, 1998, including financial statements, is enclosed.

SHAREHOLDER PROPOSALS

    Shareholder proposals for consideration at the Corporation's 1999 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-laws. To be timely under Rule 14a-8, they must be received by the Secretary of the Corporation by December 14, 1998 in order to be included in the Proxy Statement. Under the Corporation's By-laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual or special meeting of shareholders, that shareholder is required to give notice of such proposal to the Secretary of the

Corporation at least 60 days prior to the meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

                                          By Order of the Board of Directors
                                          James T. Hale
                                          Secretary

Minneapolis, Minnesota
April 14, 1998

                               DAYTON HUDSON CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                    ANNUAL MEETING OF SHAREHOLDERS MAY 20, 1998
P
          Robert J. Ulrich, Douglas A. Scovanner and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to
R each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Dayton Hudson Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of
O Shareholders to be held on May 20, 1998, and at any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN IT WILL BE VOTED FOR PROPOSALS SET FORTH IN ITEMS 1 AND 2. THE PROXIES
X CANNOT VOTE YOUR SHARES UNLESS YOU SIGN THIS CARD ON THE REVERSE SIDE AND RETURN THIS CARD.

Y         For participants in the DHC 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. THESE INSTRUCTIONS WILL BE FOLLOWED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THE TRUSTEE IS INSTRUCTED TO VOTE FOR PROPOSALS SET FORTH IN ITEMS 1 AND 2. SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE, AS WELL AS SHARES NOT ALLOCATED TO ANY PARTICIPANTS, WILL BE VOTED IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS. INSTRUCTION CARDS RECEIVED BY THE TRUSTEE AFTER MAY 6, 1998, WILL NOT BE COUNTED.

     (INSTRUCTION: To withhold authority to vote for any named nominee or a substitute nominee designated by the Board of Directors, write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)

                                                             /SEE REVERSE SIDE/

--------------------------------------------------------------------------------
                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


                                 ANNUAL MEETING
                                       OF
                     DAYTON HUDSON CORPORATION SHAREHOLDERS


                             WEDNESDAY, MAY 20, 1998
                                  9:30 A.M. CDT
                             THE CHILDREN'S THEATRE
                             2400 THIRD AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA


               Please present this ADMISSION TICKET at the Annual
                  Shareholders' Meeting as verification of your
                          Dayton Hudson share ownership.

/X/ Please mark your votes as in this example.                              0361

     As an alternative to completing this form, you may vote over the telephone by following the instructions below.

            The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors

Election of Directors, Nominees:
1. Michele J. Hooper
2. Susan A. McLaughlin
3. Anne M. Mulcahy
4. Stephen W. Sanger

                            FOR           WITHHELD

                           /  /             /  /


For, except withheld from the following nominee(s):


--------------------------------------------------------


2. Appointment of Ernst & Young as Independent Auditors

                          FOR     AGAINST     ABSTAIN

                         /  /      /  /        /  /


The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in the proxies' discretion.

Mark here if you would like your voting instructions to be confidential pursuant to the Dayton Hudson Corporation Policy on Confidential Voting described in the 1998 Proxy Statement. / /


Signature(s)                                      Date
            -----------------------------------       --------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


                       [LOGO]  DAYTON HUDSON CORPORATION

                         TELEPHONE VOTING INSTRUCTIONS

Dear Shareholder:

Dayton Hudson Corporation encourages you to take advantage of a new and convenient way to vote your shares. You may now vote your shares by telephone. This eliminates the need to return the proxy card.

To vote by telephone:
 - On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.
 - The series of numbers that appear in the box above, just below the perforation, must be used to access the system.

Your telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares by telephone, there is no need for you to mail back your proxy card.

                        YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.